                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): December, 1998




                            COVENTRY INDUSTRIES CORP.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)



      Florida                      0-22653                   65-0353816
  ---------------                -----------             -------------------
   State or other                (Commission               (IRS Employer
  jurisdiction of                File Number)            Identification No.)
  incorporation)



          7777 Glades Road, Boca Raton, Florida                       33434
         ---------------------------------------                    ----------
         (Address of principal executive offices)                   (Zip Code)



        Registrant's telephone number, including area code (561) 448-4802



                                      N/A
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Items 1 and 2. Changes in Control of Registrant and Acquisition or Disposition
               ---------------------------------------------------------------
               of Assets.
               ---------

         On September 29, 1998 Coventry Industries, Corp. (the "Company") entered into an Exchange Agreement (the Exchange Agreement") dated as of September 29, 1998 with, BSD Healthcare Industries, Inc. ("BSD"), Stephen Rosedale and Ronald Wilheim certain shareholders of BSD (the "BSD Shareholders"), People First Staffing, LLC ("PF") and Stephen Rosedale and Ronald Wilheim as the members of PF (the "Members").

         The Exchange Agreement provides that the Company will acquire 80.1% of BSD's outstanding capital stock from the BSD Shareholders in exchange for 19.95% of the Company's outstanding Common Stock and that the Company will acquire all of the membership interests of PF from the Members in exchange for Common Stock of the Company that when aggregated with the shares issued to the BSD Shareholders, will equal 80.1% of the Company's outstanding shares on the closing date. Messrs. Rosedale and Wilheim continue to beneficially own approximately 10% of the outstanding BSD capital stock and are the sole members of PF.

         The Exchange Agreement provides that the parties had a 60-day period ending on November 30, 1998 to conduct due diligence and terminate the agreement without any liability. On November 30, 1998, the BSD Shareholders informed the Company that they had completed their due diligence and intended to close the transaction upon satisfaction of the closing conditions set forth in the Exchange Agreement. The closing occurred on December 7, 1998. At the BSD closing, Mr. Rosedale was issued 756,800 shares of the Company's Common Stock and Ronald Wilheim was issued 189,200 shares of the Company's Common Stock.

         The Exchange Agreement provides that effective on the BSD closing, the Company's board of directors will consist of eight directors and the BSD shareholders will have the right to elect four directors. At the BSD closing, Messrs. Rosedale, Wilheim requested that the Company defer their election to the Board to some future date. The other two nominees have not been designated. Mr. Rosedale will be elected Chairman of the Board and Robert Hausman will continue to serve as the Company's President and Chief Executive Officer. Effective on the PF closing, the BSD shareholders and PF members will have the right to elect an additional director.

         The closing of the PF acquisition is subject to the following conditions: (i) the conversion of all of the Company's 5% Preferred into Common Stock, (ii) approval of the Company's stockholders, (iii) the Company's Common Stock will continue to be listed on the Nasdaq SmallCap Market, (iv) that PF has acquired a sufficient number of operating contracts, (v) that the transaction be a tax-free exchange for the members and (vi) customary closing conditions.

         BSD provides respiratory care services and supplies to more than 200 long term care facilities, hospitals and home care companies primarily in the midwestern and southern United States through its subsidiaries RCS Subacute, Inc. and Respiratory Care Services, Inc. (collectively "RCS"). Respiratory care is the diagnostic evaluation, treatment, management, control and care of individuals with deficiencies and abnormalities associated with the cardiopulmonary system. Many patients are now treated in a skilled nursing facility instead of the hospital due to the current reimbursement system.

         The services are provided by RCS's pool of over 3,000 respiratory therapists. RCS provides a comprehensive program that includes (i) skilled medical respiratory care programs, (ii) ventilator and complex medical programs,
(iii) distribution and inventory management of disposable pulmonary medical products and (iv) medical gases. These respiratory therapists perform a wide variety of procedures, including oxygen therapy, bronchial hygiene, nebulizer and aerosol treatments, tracheostomy care, ventilator management, patient respiratory education and transportation of mechanically ventilated patients. The Company also provides respiratory equipment and supplies to its clients.

         PF was recently formed to develop an employee leasing business. At the time of the acquisition of PF by the Company, PF is expected to have over 6,300 employees that will be leased to health care customers in over 24 states. The completion of the PF acquisition will require approval by the Company's shareholders. As of December 15, 1998, PF does not have any assets or operations.

         Upon the closing of the PF transaction, Stephen Rosedale and Ronald Wilheim, the BSD Shareholders and Members, will together beneficially own 80.1% of the outstanding common stock of the Company. Mr. Rosedale is Mr. Wilheim's stepfather. Messrs. Rosedale and Wilheim will be deemed to control the Company.

         At the BSD closing, Robert Hausman, Lester Gann, Ronald Wilheim, Stephen Rosedale, Yucatan Holdings, Connie Steinmetz, Strategic Capital Holdings, Inc. and Arizona Development Corporation (collectively, the "Shareholders") entered into a Voting Agreement (the "Voting Agreement") pursuant to which they agreed to vote the 3,777,961 shares of Coventry's common stock beneficially owned by them for approval and adoption of the Exchange Agreement (as amended from time to time), the PF transaction, the other transactions contemplated by the Exchange Agreement and any other transactions or items recommended by Coventry's Board of Directors, with such agreement to vote to apply also to any adjournment of the Shareholder Meeting. Such shares represent approximately 50.1% of the outstanding shares of the Company.

         Mr. Hausman is the Company's President and Chief Executive Officer, Mr. Gann is a director of the Company and president of the Company's Industrial Fabrication and Repair subsidiary ("IFR"), Messrs. Rosedale and Wilheim were BSD shareholders and are members of PF.

Item 5. Other Events
        ------------

         Nasdaq Listing. On November 19, 1998, the Company received a letter from the Nasdaq SmallCap Market stating that the Company's stock price has failed to maintain a closing bid price of at least $1.00 for 30 days. The letter stated that the Company had until February 19, 1999 to regain compliance with this requirement or that the Common Stock would be subject to delisting. The Company is considering various alternatives to bring it into compliance with the Nasdaq maintenance standards prior to February 19, 1999 and expects to comply prior to that date.

         Gann Agreement. Effective November 9, 1998, the Company, IFR and Lester Gann entered into an amendment to Mr. Gann's employment agreement pursuant to which he serves as president of IFR. The Agreement was amended to provide that the term would extend to November 9, 2001 as compared to May 1, 2001, that the 70,000 shares of the original signing bonus would be paid as of the PF closing, and that Mr. Gann would be issued 665,000 shares of Common Stock in exchange for waiving the "change of control" provisions of his agreement in connection with the transactions described above and for modifying his ability to reacquire IFR from the Company in certain cases.

         Hausman Agreement. Effective December 1, 1998, the Company and Robert Hausman, the Company's President and Chief Executive Officer, entered into an amendment to his Management Agreement pursuant to which his management fee was raised to $131,000; provided that payments are being deferred until such time as the Company raises at least $500,000 of new financing, and at such time the Company shall pay Mr. Hausman the full amount of the deferral.

         The Company also agreed to adjust the exercise price of Mr. Hausman's options to purchase 200,000 shares of common stock of the Company at an exercise prices of $5.00 and $4.00 per share to options to purchase 50,000 shares each with exercise prices of $1.75, $2.00, $2.25 and $2.50 per share.

         As of December 1, 1998, Mr. Hausman was owed approximately $282,000 consisting of accrued salary, accrued dividends on the Series E Preferred Stock and loans to the Company. In order to repay such amount as promptly as practicable, the Company agreed to issue a note (the "Note") to Mr. Hausman. The Note will have the following terms: (i) bear interest at 8% per annum, (ii) provide for 24 equal monthly installments of principal and interest that are payable in either cash or the Company's Common Stock at the Company's option, and (iii) provide for acceleration upon the termination of the Management Agreement without cause.

         Mr. Hausman and his wife own 115,000 shares of the Company's Series E Preferred Stock (the "Preferred Stock"). Mr. Hausman and the Company have agreed that the Preferred Stock will be exchanged for 1,150,000 shares of Common Stock, of which 600,000 shares were exchanged simultaneously with the closing of the BSD closing and the remaining 550,000 shares will be exchanged prior to the closing of the PF closing. Effective on such exchange, Mr. Hausman's management fee will be increased by $77,000, which amount is equal to the dividends on the Preferred Stock. The Company agreed to use the net cash proceeds from the sale of certain assets first to redeem any outstanding Preferred Stock and then to repurchase Common Stock from Mr. Hausman at a price of $1.00 per share. The Company and Mr. Hausman will agree to facilitate the sale of these shares of Common Stock and Mr. Hausman will use these management fee proceeds, proceeds of such sales and from asset sales to repay principal and interest on the Mr. Hausman's loan from Chase Manhattan Bank in the approximate principal amount of $1,115,000 (the "Loan"). The management fee will be reduced pro rata as Mr. Hausman receives funds from the Company with respect to the sale of assets or from the sale of Common Stock and the interest payments decrease.

         Mr. Hausman and the Company also agreed not to invoke the "change in control" provisions of Section 4 as a result of the transactions set forth in the Exchange Agreement.

         Other. In October 1998, the Company also issued 100,667 shares for payment of legal fees to the Company's former law firm.

         In addition, in November 1998, the Company issued an aggregate of 883,333 shares to 11 persons for consulting services, as compensation and as settlement of certain obligations. Some of these shares were issued pursuant to consulting agreements that are filed hereto as exhibits.

         In December 1998, the Company entered into an agreement with Barron Chase Securities to terminate the Investment Banking Agreement between the Company and Barron Chase. As consideration for this release, the Company agreed to reduce the exercise price of the 300,000 warrants to $.75 per warrant. Barron Chase may have been entitled to receive a fee in connection with the transactions described above.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
        ------------------------------------------------------------------



             See the Index to Historical and Pro Forma Financial Statements on Pages F-1 and F-2

         (c) Exhibits.

2.8 Exchange Agreement dated as of September 29, 1998 by and among Coventry Industries, Inc. ("Coventry"), BSD Healthcare Industries, Inc. ("BSD"), certain shareholders of BSD, People First LLC ("PF") and the members of PF (the Exchange Agreement")

4.2 Termination and Amendment Agreement dated December 9, 1998 between the Company and Barron Chase Securities, Inc.

10.13 Amendment dated November 9, 1998 to Employment Agreement Dated May 1, 1998 Between Industrial Fabrication and Repair, Coventry Industries Corp, and Lester Gann

10.14 Amendment dated as of December 1, 1998 to Management Agreement dated July 1, 1997 and amended November 1, 1997 between the Company and Robert Hausman.

10.15 Voting Agreement dated December 3, 1998 among Robert Hausman, Lester Gann, Ronald Wilheim, Stephen Rosedale, Yucatan Holdings, Connie Steinmetz, Strategic Capital Holdings, Inc. and Arizona Development Corporation.

10.16 Consulting Agreement between the Company and Connie Steinmetz dated as of November 2, 1998.

10.17 Consulting Agreement between the Company and Strategic Development dated as of November 9, 1998.

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        COVENTRY INDUSTRIES CORP.



                                        By:/s/ Robert Hausman
                                           -------------------------------------
                                           Robert Hausman,
                                           President and Chief Executive Officer


Dated: December 18, 1998

             INDEX TO HISTORICAL AND PRO FORMA FINANCIAL STATEMENTS
                                    (Item 7)

                                                                            PAGE
                                                                            ----

BSD HEALTHCARE INDUSTRIES, INC.:

     REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                               F-3

     CONSOLIDATED:
        BALANCE SHEETS
           SEPTEMBER 30, 1998 (UNAUDITED) AND DECEMBER 31, 1997             F-4

        STATEMENT OF INCOME
           NINE MONTHS ENDED SEPTEMBER 30, 1998 (UNAUDITED)                 F-5

        STATEMENT OF STOCKHOLDERS' EQUITY
           NINE MONTHS ENDED SEPTEMBER 30, 1998 (UNAUDITED)                 F-6

        STATEMENT OF CASH FLOWS
           NINE MONTHS ENDED SEPTEMBER 30, 1998 (UNAUDITED)                 F-7

        NOTES TO FINANCIAL STATEMENTS                                    F-8/14

RESPIRATORY CARE SERVICES, INC. AND RCS SUBACUTE, INC.:

     REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                              F-15

     COMBINED:
        BALANCE SHEETS
            JANUARY 31, 1998 (UNAUDITED) AND DECEMBER 31, 1997             F-16

        STATEMENTS OF INCOME
            MONTH ENDED JANUARY 31, 1998 (UNAUDITED) AND
            YEARS ENDED DECEMBER 31, 1997 AND 1996                         F-17

        STATEMENTS OF STOCKHOLDERS' EQUITY
            MONTH ENDED JANUARY 31, 1998 (UNAUDITED) AND
            YEARS ENDED DECEMBER 31, 1997 AND 1996                         F-18

        STATEMENTS OF CASH FLOWS
            MONTH ENDED JANUARY 31, 1998 (UNAUDITED) AND
            YEARS ENDED DECEMBER 31, 1997 AND 1996                         F-19

        NOTES TO FINANCIAL STATEMENTS                                   F-20/25

       INDEX TO HISTORICAL AND PRO FORMA FINANCIAL STATEMENTS (Concluded)
                                    (Item 7)

                                                                            PAGE
                                                                            ----
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS:

     INTRODUCTION TO THE UNAUDITED PRO FORMA CONDENSED
     COMBINED FINANCIAL STATEMENTS                                         F-26

     PRO FORMA CONDENSED COMBINED BALANCE SHEET
         SEPTEMBER 30, 1998 (Unaudited)                                    F-27

     PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
         YEAR ENDED JUNE 30, 1998 (Unaudited)                              F-28

     PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
         THREE MONTHS ENDED SEPTEMBER 30, 1998 (Unaudited)                 F-29

     NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL
     STATEMENTS (Unaudited)                                             F-30/31



                                      * * *

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Directors and Stockholders
BSD Healthcare Industries, Inc.


We have audited the accompanying combined balance sheet of BSD HEALTHCARE INDUSTRIES, INC. as of December 31, 1997. This combined financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined balance sheet referred to above presents fairly, in all material respects, the financial position of BSD Healthcare Industries, Inc. as of December 31, 1997, in conformity with generally accepted accounting principles.



                                                                 J.H. COHN LLP

Roseland, New Jersey
July 17, 1998, except for Note 8 as of
   which the date is December 7, 1998

                         BSD HEALTHCARE INDUSTRIES, INC.

                           CONSOLIDATED BALANCE SHEETS
                    SEPTEMBER 30, 1998 AND DECEMBER 31, 1997

                                                                                          September     December
                                         ASSETS                                            30, 1998     31, 1997
                                         -------                                        -----------     --------
                                                                                        (Unaudited)
Current assets:
     Cash and cash equivalents                                                           $   96,976
     Accounts receivable, net of allowance for doubtful accounts
        of $203,765                                                                       1,419,552
     Other current assets                                                                   157,443
                                                                                        -----------
           Total current assets                                                           1,673,971

Equipment, net of accumulated depreciation of $12,546                                        89,229
Goodwill, net of accumulated amortization of $237,314                                     1,542,544
                                                                                        -----------

           Totals                                                                        $3,305,744      $    --
                                                                                        ===========      ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------
Current liabilities:
     Notes payable to bank under revolving credit facility                               $  282,079
     Accounts payable                                                                       254,032
     Accrued expenses and other liabilities                                                 211,609
                                                                                        -----------
           Total current liabilities                                                        747,720

Notes payable to bank under term loan                                                     1,500,000
                                                                                        -----------
           Total liabilities                                                              2,247,720
                                                                                        -----------
Commitments and contingencies

Stockholders' equity:
     Preferred stock, $.001 par value; 5,000,000 shares
        authorized; none issued and outstanding
     Common stock, $.001 par value; 50,000,000 shares
        authorized; 1,751,005 and 1,000,000 shares issued
        and outstanding                                                                       1,751      $      1,000
     Additional paid-in capital                                                             867,884             9,000
     Retained earnings (accumulated deficit)                                                188,389           (10,000)
                                                                                        -----------      ------------
           Total stockholders' equity                                                     1,058,024            --
                                                                                        -----------      ------------
           Totals                                                                        $3,305,744      $     --
                                                                                        ===========      ============


See Notes to Consolidated Financial Statements.

                         BSD HEALTHCARE INDUSTRIES, INC.

                        CONSOLIDATED STATEMENT OF INCOME
                      NINE MONTHS ENDED SEPTEMBER 30, 1998
                                   (Unaudited)

Revenue                                                          $2,993,952
Costs of revenue                                                  1,419,267
                                                                 ----------
Gross profit                                                      1,574,685
                                                                 ----------
Operating expenses:
     Selling                                                        108,508
     General and administrative                                     742,984
                                                                 ----------
        Total                                                       851,492
                                                                 ----------
Operating income                                                    723,193
                                                                 ----------
Other expenses:
     Amortization of goodwill                                       237,314
     Interest                                                       110,169
     Other                                                           45,021
                                                                 ----------
        Total                                                       392,504
                                                                 ----------
Income before provision for income taxes                            330,689

Provision for income taxes                                          132,300
                                                                 ----------
Net income                                                       $  198,389
                                                                 ==========
Basic earnings per share                                               $.13
                                                                       ====
Basic weighted average common shares outstanding                  1,564,112
                                                                 ==========



See Notes to Consolidated Financial Statements.

                         BSD HEALTHCARE INDUSTRIES, INC.

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                      NINE MONTHS ENDED SEPTEMBER 30, 1998
                                   (Unaudited)

                                                          Common Stock            Addi-
                                                          ------------            tional
                                                       Number                     Paid-in         Retained
                                                     of Shares      Amount        Capital        Earnings        Total
                                                     ---------      ------        -------        --------        -----

Balance, January 1, 1998                             1,000,000      $1,000       $  9,000        $(10,000)      $    -

Effect of 1 for 14.5 reverse stock
    split                                             (931,034)       (931)           931

Proceeds from issuance of
    common stock                                     1,682,039       1,682        857,953                          859,635

Net income                                                                                        198,389          198,389
                                                     ---------      ------       --------        --------       ----------

Balance, September 30, 1998                          1,751,005      $1,751       $867,884        $188,389       $1,058,024
                                                     =========      ======       ========        ========       ==========



See Notes to Consolidated Financial Statements.

                         BSD HEALTHCARE INDUSTRIES, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                      NINE MONTHS ENDED SEPTEMBER 30, 1998
                                   (Unaudited)


Operating activities:
     Net income                                                      $  198,389
     Adjustments to reconcile net income to net cash provided by operating activities:
        Depreciation                                                     12,546
        Amortization of goodwill                                        237,314
        Changes in operating assets and liabilities:
           Accounts receivable                                         (385,958)
           Other current assets                                        (132,670)
           Accounts payable                                              63,858
           Accrued expenses and other liabilities                       148,254
                                                                     ----------
               Net cash provided by operating activities                141,733
                                                                     ----------

Investing activities:
     Purchase of businesses, net of cash acquired of $35,821         (2,361,416)
     Purchases of equipment                                             (14,055)
                                                                     ----------
               Net cash used in investing activities                 (2,375,471)
                                                                     ----------

Financing activities:
     Net repayments of short-term borrowings                            (28,921)
     Proceeds from borrowings under term loan                         1,500,000
     Proceeds from issuance of common stock                             859,635
                                                                     ----------
               Net cash provided by financing activities              2,330,714
                                                                     ----------

Net increase in cash and cash equivalents                                96,976
Cash and cash equivalents, beginning of period                             --
                                                                     ----------
Cash and cash equivalents, end of period                             $   96,976
                                                                     ==========

Supplemental disclosure of cash flow data:
     Interest paid                                                   $  110,169
                                                                     ==========

See Notes to Consolidated Financial Statements.

                         BSD HEALTHCARE INDUSTRIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Information as of September 30, 1998 and for the
                      Nine Months then Ended is Unaudited)

Note 1 - History and organization of the Company:
               BSD Healthcare Industries, Inc. ("BSD") was incorporated in Florida as Park Avenue Marketing, Inc. on February 7, 1989 to serve as a "blind pool" or "blank check" company for the purpose of either merging with or acquiring an operating company. BSD was initially capitalized by its founders who purchased 68,966 shares of common stock for $10,000 (share and per share amounts have been retroactively restated, where appropriate, to reflect a 200 for 1 stock split effected by the Company on June 24, 1997 and a 1 for 14.5 reverse stock split effected by the Company on February 2, 1998).

               BSD did not conduct any operations of a commercial nature or have any significant activities until February 1, 1998 when it acquired 100% of the common stock of two commonly-controlled companies, Respiratory Care Services, Inc. ("RCSI") and RCS Subacute, Inc. ("Subacute"). RCSI and Subacute are referred to collectively herein as "RCS," and BSD, RCS and Subacute are referred to collectively herein as the "Company." As further explained in Note 3, BSD has accounted for the acquisition of its 100% interest in RCS pursuant to the purchase method of accounting in its historical consolidated financial statements effective from February 1, 1998. Accordingly, the Company has not included any statements of operations, changes in stockholders' equity and statements of cash flows for the years ended December 31, 1997 and 1996 in the accompanying consolidated financial statements.

               BSD is a holding company. RCSI, which was incorporated on July 1, 1988, provides quality respiratory therapy staff in a variety of health care settings. Subacute, which was incorporated on October 19, 1995, provides credentialed, licensed therapists experienced in all phases of skilled and subacute respiratory care. These services are provided primarily to Medicare patients.


Note 2 - Summary of significant accounting policies:
               Principles of consolidation:
                  The accompanying consolidated financial statements include the accounts of BSD and RCS and Subacute, its wholly-owned subsidiaries, from February 1, 1998, the date they were acquired. All significant intercompany accounts and transactions have been eliminated in consolidation.

               Unaudited financial statements:
                  In the opinion of management, the accompanying unaudited consolidated financial statements reflect all adjustments, consisting of normal recurring accruals, necessary to present fairly the financial position of the Company as of September 30, 1998 and its results of operations, changes in stockholders' equity and cash flows for the nine months then ended. The results of the Company's operations for the nine months ended September 30, 1998 are not necessarily indicative of the results of operations for the full year ending December 31, 1998.

                         BSD HEALTHCARE INDUSTRIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Information as of September 30, 1998 and for the
                      Nine Months then Ended is Unaudited)



Note 2 - Summary of significant accounting policies (concluded):
               Use of estimates:
                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

               Revenue recognition:
                  The Company recognizes revenue at the time staffing services are provided.

               Cash equivalents:
                  Cash equivalents include all highly liquid investments with a maturity of three months or less when acquired.

               Equipment:
                  Equipment is carried at cost. Depreciation is provided using the straight-line method over estimated useful lives ranging from five to 14 years.

               Goodwill:
                  Goodwill, which is comprised of costs in excess of net assets of acquired businesses, is being amortized on a straight-line basis over an estimated useful life of five years. The Company periodically evaluates the recoverability of its intangible assets and measures the amount of impairment, if any, by assessing, among other things, the market and economic conditions related to, and the current and estimated future levels of income and cash flows to be generated by, the acquired businesses.

               Advertising:
                  The Company expenses the cost of advertising and promotions as incurred. Advertising costs charged to operations were not material during the nine months ended September 30, 1998.

               Income taxes:
                  The Company accounts for income taxes pursuant to the asset and liability method which requires deferred income tax assets and liabilities to be computed annually for temporary differences between the financial statement and tax bases of assets and liabilities that will results in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The income tax provision or credit is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

                         BSD HEALTHCARE INDUSTRIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Information as of September 30, 1998 and for the
                      Nine Months then Ended is Unaudited)


Note 2 - Summary of significant accounting policies (concluded):
               Earnings per share:
                  The Company has presented "basic" earnings per share in the accompanying consolidated statement of income for the nine months ended September 30, 1998 in accordance with the provisions of Statement of Financial Accounting Standards No. 128, Earnings per Share ("SFAS 128"). SFAS 128 also requires the presentation of "diluted" earnings per share if the amount differs from basic earnings per share. Basic earnings per share is calculated by dividing net income by the weighted average number of common shares outstanding during each period. The calculation of diluted earnings per share is similar to that of basic earnings per share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if all potentially dilutive common shares, such as those issuable upon the exercise of stock options and warrants, were issued during the period. The Company did not have any potentially dilutive common shares outstanding during the nine months ended September 30, 1998

               Other recent accounting pronouncements:
                  The Financial Accounting Standards Board (the "FASB") has issued Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information ("SFAS 131"), which could require the Company to make additional disclosures in its financial statements no later than for the year ending December 31, 1999. SFAS 131 requires disclosures for each segment of a business and the determination of segments based on its internal management structure. Management is in the process of evaluating whether SFAS 131 will require the Company to make any additional disclosures.

                  The Accounting Standards Executive Committee of the American Institute of Certified Public Accountants ("ACSEC") has issued Statement of Position No. 98-1, Accounting for the Cost of Computer Software Developed or Obtained for Internal Use ("SOP 98-1"), which could require the Company to revise certain accounting measurements and make additional disclosures in its financial statements no later than for the year ending December 31, 1999. SOP 98-1 defines internal use software and modifies previous standards related to the capitalization, amortization and write-off of costs related to the development of such software. Management believes that the Company's measurements and disclosures already substantially comply with those required by SOP 98-1.

                  The FASB and ACSEC had issued certain other pronouncements as of September 30, 1998 that will become effective in subsequent periods; however, management does not believe that any of those pronouncements will effect any financial accounting measurements or disclosures the Company will be required to make.

                         BSD HEALTHCARE INDUSTRIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Information as of September 30, 1998 and for the
                      Nine Months then Ended is Unaudited)


Note 3 - Acquisition of RCS:
               The Company acquired its 100% interest in RCS on February 1, 1998 in exchange for total consideration of $2,397,237 which was paid in cash. The acquisition has been accounted for pursuant to the purchase method and, accordingly, the results of operations of RCS have only been included in the accompanying consolidated statement of income from February 1, 1998.

               The cost of acquiring RCS, which exceeded the fair value of the net assets acquired by $1,779,858, was allocated as follows:

                  Cash and cash equivalents                      $   35,821
                  Accounts receivable                             1,033,594
                  Goodwill                                        1,779,858
                  Other current and noncurrent assets               112,493
                  Short-term notes payable                         (311,000)
                  Other current liabilities                        (253,529)
                                                                 ----------
                      Total cost of acquisition                  $2,397,237
                                                                 ==========

               The following unaudited pro forma information (in thousands of dollars, except for share and per share amounts) shows the results of operations for the nine months ended September 30, 1998 and the year ended December 31, 1997 as though the acquisition of RCS had been consummated on January 1, 1997:

                                                              1998         1997
                                                             ------       ------
                  Revenue                                    $3,345       $4,488
                  Costs of revenue                            1,600        2,394
                                                             ------       ------

                  Gross profit                                1,745        2,094

                  Other expenses, net                         1,287        1,863
                                                             ------       ------

                  Income before income taxes                    458          231
                  Provision for income taxes                    183           94
                                                             ------       ------

                  Net income                                 $  275       $  137
                                                             ======       ======

                  Basic earnings per share                   $ .16        $  .08
                                                             =====        ======

                  Weighted average shares outstanding     1,751,005    1,751,005
                                                          =========    =========

                         BSD HEALTHCARE INDUSTRIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Information as of September 30, 1998 and for the
                      Nine Months then Ended is Unaudited)


Note 3 - Acquisition of RCS (concluded):
               In addition to combining the historical results of operations of BSD (which, as explained in Note 1, were not significant) and RCS for each period, the unaudited pro forma results of operations include adjustments to reflect for the entire period (i) the amortization of the goodwill recorded in connection with the acquisition of RCS based on an estimated useful life of five years, (ii) interest expense on the term loan obtained by the Company to finance the acquisition (see Note 4), and (iii) provisions for income taxes at a 40% effective rate based on the applicable statutory state and Federal income tax rates (no provision had been made in the historical statements of operations of RCS because RCSI and Subacute had elected to be treated as "S" corporations).

               The unaudited pro forma results of operations set forth above do not purport to represent what the combined results of operations actually would have been if the acquisition of RCS had been consummated on January 1, 1997 instead of February 1, 1998 or what the results of operations would be for any future periods.


Note 4 - Notes payable to bank:
               During the nine months ended September 30, 1998, the Company obtained a $2,000,000 revolving credit facility and a $1,500,000 term loan from a bank pursuant to which interest is payable monthly at 2.5% above the prime rate (an effective rate of 10.75% at September 30, 1998).

               Borrowings under the revolving credit facility, which expires in February 2000, are limited to 80% of the outstanding balance of the Company's eligible accounts receivable and are secured by all of its accounts receivable. Borrowings under the revolving credit facility totaled $282,079 at September 30, 1998. Since such borrowings are limited based on accounts receivable balances, they are classified as a current liability in the accompanying consolidated balance sheet.

               The entire $1,500,000 balance of the term loan is payable in February 2000 and, accordingly, is classified as a noncurrent liability in the accompanying consolidated balance sheet. Borrowings under the term loan are cross-collateralized by the accounts receivable securing the revolving credit facility and secured by all of the other available assets of the Company. They are also collateralized by a pledge by an affiliated company to contribute $500,000 to the Company's capital under certain conditions.

                         BSD HEALTHCARE INDUSTRIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Information as of September 30, 1998 and for the
                      Nine Months then Ended is Unaudited)

Note 5 - Income taxes:
               The provision for income taxes for the nine months ended September 30, 1998 was comprised as follows:

                  Federal - current                                   $112,400

                  State - current                                       19,900
                                                                      --------

                         Total                                        $132,300
                                                                      ========

               A reconciliation of the Federal statutory income tax rate of 34% to the effective rate for the provision for income taxes for the nine months ended September 30, 1998 follows:

                  Provision at Federal statutory rate                      34%
                  State income taxes, net of Federal income tax effect      6
                                                                           --
                  Effective rate                                           40%
                                                                           ==

Note 6 - Commitments and contingencies:
               Leases:
                  The Company has been utilizing its office space under month-to-month and other short-term leases while it negotiates a new lease with its landlord for additional space. Rent expense charged to operations approximated $45,000 for the nine months ended September 30, 1998.

               Litigation:
                  In the ordinary course of business, the Company is both a plaintiff and defendant in various legal proceedings. In the opinion of management, the resolution of these proceedings will not have a material adverse effect on the consolidated financial position or results of operations of the Company in subsequent years.

               Concentrations of credit risk and major customers:
                  Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable. The Company places its cash and cash equivalents with high quality financial institutions. At times, balances exceed Federally insured limits. The Company generally extends credit to its customers, substantially all of whom are located in the midsection of the United States. Management of the Company closely monitors the extension of credit to customers while maintaining allowances for potential credit losses. During the nine months ended September 30, 1998, no customer accounted for more than 10% of the Company's revenue. Generally, the Company does not have a significant receivable from any single customer and, accordingly, management does not believe that the Company was exposed to any significant credit risk at September 30, 1998.

                         BSD HEALTHCARE INDUSTRIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Information as of September 30, 1998 and for the
                      Nine Months then Ended is Unaudited)



Note 7 - Fair value of financial instruments:
               The Company's material financial instruments at September 30, 1998 for which disclosure of estimate fair value is required by certain accounting standards consisted of cash and cash equivalents, accounts receivable, accounts payable and notes payable. In the opinion of management, (i) cash and cash equivalents, accounts receivable and accounts payable were carried at values that approximated their fair values because of their liquidity and/or their short-term maturities and (ii) notes payable were carried at values that approximated their fair values because they had interest rates equivalent to those currently prevailing for financial instruments with similar characteristics.


Note 8 - Subsequent event:
               On December 7, 1998, Coventry Industries Corp., a publicly-traded company, purchased 80.1% of the common stock of BSD.



                                      * * *

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------


To the Directors and Stockholders
Respiratory Care Services, Inc. and
    RCS Subacute, Inc.


We have audited the accompanying combined balance sheets of RESPIRATORY CARE SERVICES, INC. and RCS SUBACUTE, INC. as of December 31, 1997 and 1996, and the related combined statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Respiratory Care Services, Inc. and RCS Subacute, Inc. as of December 31, 1997 and 1996, and their results of operations and cash flows for the years then ended, in conformity with generally accepted accounting principles.




                                                                  J.H. COHN LLP

Roseland, New Jersey
July 17, 1998

                       RESPIRATORY CARE SERVICES, INC. AND
                               RCS SUBACUTE, INC.

                             COMBINED BALANCE SHEETS
                     JANUARY 31, 1998 AND DECEMBER 31, 1997

                                                                                                January         December
                                                   ASSETS                                      31, 1998          31, 1997
                                                   ------                                      --------          --------
                                                                                              (Unaudited)
Current assets:
     Cash and cash equivalents                                                                 $    35,821      $    17,048
     Accounts receivable, net of allowance for doubtful accounts
         of $203,765                                                                             1,033,594        1,070,402
     Other current assets                                                                           24,773           15,058
                                                                                               -----------       ----------
                  Total current assets                                                           1,094,188        1,102,508

Equipment, net of accumulated depreciation of $21,065 and
     $19,640                                                                                        87,720           88,123
                                                                                               -----------       ----------

                  Totals                                                                        $1,181,908       $1,190,631
                                                                                                ==========       ==========

                   LIABILITIES AND STOCKHOLDERS' EQUITY
                   ------------------------------------

Current liabilities:
     Notes payable to bank                                                                     $   311,000      $   295,000
     Accounts payable                                                                              190,174          281,755
     Accrued expenses and other liabilities                                                         63,355           57,026
                                                                                               -----------       ----------
                  Total liabilities                                                                564,529          633,781
                                                                                               -----------       ----------

Commitments and contingencies

Stockholders' equity:
     Common stock:
         Respiratory Care Services, Inc., no par value; 1,000 shares
              authorized, issued and outstanding                                                     2,205            2,205
         RCS Subacute, Inc., no par value; 1,000 shares authorized,
              issued and outstanding                                                                 1,000            1,000
     Retained earnings                                                                             789,174          728,645
     Treasury stock of RCS Subacute, Inc. -  200 shares, at cost                                  (175,000)        (175,000)
                                                                                               -----------       ----------
                  Total stockholders' equity                                                       617,379          556,850
                                                                                               -----------       ----------

                  Totals                                                                        $1,181,908       $1,190,631
                                                                                                ==========       ==========


See Notes to Combined Financial Statements.

                       RESPIRATORY CARE SERVICES, INC. AND
                               RCS SUBACUTE, INC.

                          COMBINED STATEMENTS OF INCOME
                        MONTH ENDED JANUARY 31, 1998 AND
                     YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                                               Month                   Years Ended
                                                                               Ended                   December 31,
                                                                              January          ----------------------------
                                                                              31, 1998             1997             1996
                                                                              ---------         ----------       ----------
                                                                             (Unaudited)
Revenue                                                                         $351,052        $4,488,152       $2,534,465
Costs of revenue                                                                 180,856         2,394,491        1,484,290
                                                                                --------        ----------       ----------

Gross profit                                                                     170,196         2,093,661        1,050,175
                                                                                --------        ----------       ----------
Operating expenses:
     Selling                                                                      10,693           153,434           72,365
     General and administrative                                                   96,991         1,193,650          643,034
                                                                                --------        ----------       ----------
         Totals                                                                  107,684         1,347,084          715,399
                                                                                --------        ----------       ----------

Operating income                                                                  62,512           746,577          334,776
                                                                                --------        ----------       ----------
Other income (expense):
     Interest expense                                                             (1,983)           (6,665)          (1,381)
     Other                                                                                           1,360           39,312
                                                                                --------        ----------       ----------
         Totals                                                                   (1,983)           (5,305)          37,931
                                                                                --------        ----------       ----------
Income before provision (credit) for income taxes                                 60,529           741,272          372,707

Provision (credit) for income taxes                                                               (112,811)         149,171
                                                                                --------        ----------       ----------
Net income                                                                      $ 60,529        $  854,083       $  223,536
                                                                                ========        ==========       ==========


Historical income before income taxes                                           $ 60,529        $  741,272
Unaudited pro forma adjusted to eliminate effects
     of "S" corporation election:
     Provision for income taxes                                                   24,212           296,064
                                                                                --------        ----------

     Net income                                                                 $ 36,317        $  445,208
                                                                                ========        ==========

See Notes to Combined Financial Statements.

                       RESPIRATORY CARE SERVICES, INC. AND
                               RCS SUBACUTE, INC.

                   COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY
                  MONTH ENDED JANUARY 31, 1998 (Unaudited) AND
                     YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                       Common Stock
                                   -----------------------------------------------------
                                        Respiratory Care                                                 Treasury
                                         Services, Inc.            RCS Subacute, Inc.                    Stock of
                                   -----------------------      ------------------------                    RCS           Total
                                     Number of                   Number of                  Retained      Subacute,    Stockholders'
                                      Shares       Amount         Shares       Amount       Earnings         Inc.         Equity
                                   -------------  ---------     -----------  -----------    --------      ----------    ------------
Balance, January 1, 1996              1,000         $2,205         1,000        $1,000     $  95,701                     $  98,906

Dividends                                                                                   (100,960)                     (100,960)

Repurchase of 100 shares of
     common stock                                                                                         $ (55,000)       (55,000)

Net income                                                                                   223,536                       223,536
                                      -----         ------         -----        ------      --------      ---------      ---------

Balance, December 31, 1996            1,000          2,205         1,000         1,000       218,277        (55,000)       166,482

Dividends                                                                                   (343,715)                     (343,715)

Repurchase of 100 shares of
     common stock                                                                                          (120,000)      (120,000)

Net income                                                                                   854,083                       854,083
                                      -----         ------         -----        ------      --------      ---------      ---------

Balance, December 31, 1997            1,000          2,205         1,000         1,000       728,645       (175,000)       556,850

Net income                                                                                    60,529                        60,529
                                      -----         ------         -----        ------      --------      ---------      ---------

Balance, January 31, 1998             1,000         $2,205         1,000        $1,000      $789,174      $(175,000)     $ 617,379
                                      =====         ======         =====        ======      ========      =========      =========

See Notes to Combined Financial Statements.

                       RESPIRATORY CARE SERVICES, INC. AND
                               RCS SUBACUTE, INC.

                        COMBINED STATEMENTS OF CASH FLOWS
                        MONTH ENDED JANUARY 31, 1998 AND
                     YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                                                      Month              Years Ended
                                                                                      Ended              December 31,
                                                                                     January       -------------------------
                                                                                     31, 1998        1997             1996
                                                                                     --------      --------         --------
                                                                                   (Unaudited)

Operating activities:
     Net income                                                                       $60,529       $854,083       $223,536
     Adjustments to reconcile net income to net cash
         provided by operating activities:
         Depreciation                                                                   1,425         14,593          4,532
         Provision for bad debts                                                                     190,765         13,000
         Deferred income taxes                                                                      (120,000)       120,000
         Changes in operating assets and liabilities:
              Accounts receivable                                                      36,808       (778,383)      (326,759)
              Other current assets                                                     (9,715)        (6,189)        (8,869)
              Accounts payable                                                        (91,581)        82,576        129,412
              Accrued expenses and other liabilities                                    6,329        (81,112)        64,222
                                                                                      -------       --------       --------
                  Net cash provided by operating activities                             3,795        156,333        219,074
                                                                                      -------       --------       --------

Investing activities - purchases of equipment                                          (1,022)       (21,054)       (67,964)
                                                                                      -------       --------       --------

Financing activities:
     Net proceeds from line of credit borrowings                                       16,000        295,000
     Purchases of treasury stock                                                                    (120,000)
     Dividends                                                                                      (343,715)      (100,960)
                                                                                      -------       --------       --------
                  Net cash provided by (used in) financing
                      activities                                                       16,000       (168,715)      (100,960)
                                                                                      -------       --------       --------

Net increase (decrease) in cash and cash equivalents                                   18,773        (33,436)        50,150

Cash and cash equivalents, beginning of year                                           17,048         50,484            334
                                                                                      -------       --------       --------

Cash and cash equivalents, end of year                                                $35,821       $ 17,048       $ 50,484
                                                                                      =======       ========       ========

Supplemental disclosure of cash flow data:
     Interest paid                                                                    $ 1,983       $  6,665       $  1,381
                                                                                      =======       ========       ========

     Income taxes paid                                                                              $ 28,018       $  1,301
                                                                                                    ========       ========

See Notes to Combined Financial Statements.

                       RESPIRATORY CARE SERVICES, INC. AND
                               RCS SUBACUTE, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                 (Information as of January 31, 1998 and for the
                         Month then Ended is Unaudited)

Note 1 - Description of business and summary of accounting policies:
                Business:
                    Respiratory Care Services, Inc. ("RCS"), which was incorporated on July 1, 1988, provides quality respiratory therapy staff in a variety of health care settings. RCS Subacute, Inc. ("Subacute"), which was incorporated on October 19, 1995, provides credentialed, licensed therapists experienced in all phases of skilled and subacute respiratory care. These services are provided primarily to Medicare patients.

                Principles of combination:
                    The accompanying combined financial statements include the accounts of RCS and Subacute which are affiliated by common ownership. All significant intercompany accounts and transactions have been eliminated in combination. RCS and Subacute are referred to together herein as the "Company."

                Unaudited financial statements:
                    In the opinion of management, the accompanying unaudited condensed financial statements reflect all adjustments, consisting of normal recurring accruals, necessary to present fairly the financial position of the Company as of January 31, 1998 and its results of operations, changes in stockholders' equity and cash flows for the month then ended. The results of the Company's operations for the month ended January 31, 1998 are not necessarily indicative of the results of operations for the full year ending December 31, 1998.

                Use of estimates:
                    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

                Revenue recognition:
                    The Company recognizes revenue at the time staffing services are provided.

                Cash equivalents:
                    Cash equivalents include all highly liquid investments with a maturity of three months or less when acquired.

                Equipment:
                    Equipment is carried at cost. Depreciation is provided using the straight-line method over estimated useful lives ranging from five to 14 years.

                       RESPIRATORY CARE SERVICES, INC. AND
                               RCS SUBACUTE, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                 (Information as of January 31, 1998 and for the
                         Month then Ended is Unaudited)


Note 1 - Description of business and summary of accounting policies (continued):
                Advertising:
                    The Company expenses the cost of advertising and promotions as incurred. Advertising costs charged to operations were not material during the month ended January 31, 1998 and the years ended December 31, 1997 and 1996.

                Income taxes:
                    Effective January 1, 1997, RCS and Subacute, with the consent of their stockholders, elected to be treated as "S" corporations under the applicable sections of the Internal Revenue Code whereby the income or loss of RCS and Subacute is allocated to their stockholders for inclusion in their personal Federal income tax returns. As a result, there are no provisions for Federal income taxes in the accompanying historical combined financial statements.

                    RCS and Subacute have also elected to be treated as "S" corporations for state income tax purposes. However, certain states impose a tax on "S" corporation income at a reduced rate and, accordingly, there are provisions for state income taxes in certain of the accompanying historical combined financial statements.

                    The Company accounts for income taxes pursuant to the asset and liability method which requires deferred income tax assets and liabilities to be computed annually for temporary differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The income tax provision or credit is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

                Other recent accounting pronouncements:
                    The Financial Accounting Standards Board (the "FASB") has issued Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information ("SFAS 131"), which could require the Company to make additional disclosures in its financial statements no later than for the year ending December 31, 1999. SFAS 131 requires disclosures for each segment of a business and the determination of segments based on its internal management structure. Management is in the process of evaluating whether SFAS 131 will require the Company to make any additional disclosures.

                       RESPIRATORY CARE SERVICES, INC. AND
                               RCS SUBACUTE, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                 (Information as of January 31, 1998 and for the
                         Month then Ended is Unaudited)


Note 1 - Description of business and summary of accounting policies (concluded):
                Other recent accounting pronouncements (concluded):
                    The Accounting Standards Executive Committee of the American Institute of Certified Public Accountants ("ACSEC") has issued Statement of Position No. 98-1, Accounting for the Cost of Computer Software Developed or Obtained for Internal Use ("SOP 98-1"), which could require the Company to revise certain accounting measurements and make additional disclosures in its financial statements no later than for the year ending December 31, 1999. SOP 98-1 defines internal use software and modifies previous standards related to the capitalization, amortization and write-off of costs related to the development of such software. Management believes that the Company's measurements and disclosures already substantially comply with those required by SOP 98-1.

                    The FASB and ACSEC had issued certain other pronouncements as of January 31, 1998 that will become effective in subsequent periods; however, management does not believe that any of those pronouncements will effect any financial accounting measurements or disclosures the Company will be required to make.


Note 2 - Notes payable to bank:
                On September 5, 1997, RCS and Subacute entered into revolving credit agreements whereby they may borrow up to $100,000 and $350,000, respectively, against their eligible accounts receivable through September 1, 1998. Borrowings bear interest, which is payable monthly, at 2% above a specified prime rate (an effective rate of 10.5% as of January 31, 1998 and December 31,
                1997). Borrowings are cross-guaranteed by RCS and Subacute and guaranteed by their principal stockholder. The revolving credit agreements contain certain restrictive covenants which, among other things, effectively limit the Company's ability to incur additional bank debt and sell or dispose of certain assets.

                As of January 31, 1998 and December 31, 1997, outstanding borrowings, which arose from loans made to Subacute, totaled $311,000 and $295,000, respectively, and were secured by substantially all of the Company's assets.

                       RESPIRATORY CARE SERVICES, INC. AND
                               RCS SUBACUTE, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                 (Information as of January 31, 1998 and for the
                         Month then Ended is Unaudited)

Note 3 - Income taxes:
                The historical provision (credit) for income taxes was comprised as follows:



                                           Month           Years Ended
                                           Ended           December 31,
                                          January  ----------------------------
                                         31, 1998    1997                1996
                                         --------  --------            --------
                    Federal:
                         Current                                      $  18,763
                         Deferred                  $  (97,000)           97,000
                                                   ----------        ----------
                             Totals                   (97,000)          115,763
                                                  -----------         ---------
                    State:
                         Current                        7,189            10,408
                         Deferred                     (23,000)           23,000
                                                  -----------        ----------
                             Totals                   (15,811)           33,408
                                                  -----------       -----------

                             Totals       $    -    $(112,811)         $149,171
                                          ========  =========          ========

                As explained in Note 1, RCS and Subacute elected to be taxed as "S" corporations for Federal and state income purposes effective January 1, 1997. Accordingly, the Company was not required to provide for Federal income taxes, and was required to provide for state income taxes at reduced rates, during the year ended December 31, 1997. Prior to making the "S" corporation elections, the Company accrued deferred tax liabilities as a result of elections that had been made to utilize a modified accrual basis of accounting for income tax purposes. As a result of the "S" corporation elections, the deferred tax liabilities were reversed and reflected as credits to income taxes in 1997.

                The Company's unaudited pro forma provision for income taxes for the month ended January 31, 1998 and year ended December 31, 1997, assuming RCS and Subacute had not elected to be taxed as "S" corporations, would have been comprised as follows:

                                                       Month
                                                       Ended        Year Ended
                                                      January        December
                                                     31, 1988        31, 1997
                                                     --------        --------
                    Current:
                         Federal                      $20,580         $229,350
                         State                          3,632           66,714
                                                      -------         --------

                             Totals                   $24,212         $296,064
                                                      =======         ========

                       RESPIRATORY CARE SERVICES, INC. AND
                               RCS SUBACUTE, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                 (Information as of January 31, 1998 and for the
                         Month then Ended is Unaudited)



Note 3 - Income taxes (concluded):
                A reconciliation of the Federal statutory rate of 34% to the effective rate for the unaudited pro forma provision for income taxes for the month ended January 31, 1998 and the year ended December 31, 1997 and the historical provision for income taxes for the year ended December 31, 1996 follows:

                                                          Month    Years Ended
                                                          Ended    December 31,
                                                        January   --------------
                                                        31, 1998  1997     1996
                                                        --------  ----     ----
                    Provision at Federal statutory rate  34.0%    34.0%    34.0%
                    State income taxes, net of Federal
                        income tax effect                 6.0      5.9      5.9
                    Other                                                    .1
                                                         ----     ----     ----

                    Effective rates                      40.0%    39.9%    40.0%
                                                         ====     ====     ====

Note 4 - Commitments and contingencies:
                Leases:
                    The Company has been utilizing its office space under month-to-month and other short-term leases while it negotiates a new lease with its landlord for additional space. Rent expense charged to operations approximated $1,800, $22,100 and $18,600 for the month ended January 31, 1998 and the years ended December 31, 1997 and 1996, respectively.

                Litigation:
                    In the ordinary course of business, the Company is both a plaintiff and defendant in various legal proceedings. In the opinion of management, the resolution of these proceedings will not have a material adverse effect on the combined financial position or results of operations of the Company in subsequent years.

                       RESPIRATORY CARE SERVICES, INC. AND
                               RCS SUBACUTE, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                 (Information as of January 31, 1998 and for the
                         Month then Ended is Unaudited)


Note 4 - Commitments and contingencies (concluded):
                Concentrations of credit risk and major customers:
                    Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable. The Company places its cash and cash equivalents with high quality financial institutions. At times, balances exceed Federally insured limits. The Company generally extends credit to its customers, substantially all of whom are located in the midsection of the United States. Management of the Company closely monitors the extension of credit to customers while maintaining allowances for potential credit losses. During the month ended January 31, 1998 and the year ended December 31, 1997, no customer accounted for more than 10% of the Company's revenue. During the year ended December 31, 1996, one customer accounted for approximately 12% and another customer accounted for approximately 11% of the Company's revenue. Generally, however, the Company does not have a significant receivable from any single customer and, accordingly, management does not believe that the Company was exposed to any significant credit risk at January 31, 1998 and December 31, 1997.


Note 5 - Repurchase of common stock:
                Subacute repurchased 100 shares of its outstanding common stock in the year ended December 31, 1997 for $120,000 which was paid in cash. It also repurchased 100 shares in the year ended December 31, 1996 for $55,000 by issuing a noninterest bearing note payable (this was a noncash transaction and, accordingly, it was not was not included in the 1996 combined statement of cash flows).


Note 6 - Fair value of financial instruments:
                The Company's material financial instruments at January 31, 1998 and December 31, 1997 for which disclosure of estimated fair value is required by certain accounting standards consisted of cash and cash equivalents, accounts receivable, accounts payable and notes payable. In the opinion of management, (i) cash and cash equivalents, accounts receivable and accounts payable were carried at values that approximated their fair values because of their liquidity and/or their short-term maturities and (ii) notes payable were carried at values that approximated their fair values because they had interest rates equivalent to those currently prevailing for financial instruments with similar characteristics.


Note 7 - Subsequent event:
                On February 1, 1998, BSD Healthcare Industries, Inc., a newly-formed holding company, purchased 100% of the common stock of both RCS and Subacute from their respective stockholders.

                            COVENTRY INDUSTRIES CORP.

                       INTRODUCTION TO UNAUDITED PRO FORMA
                     CONDENSED COMBINED FINANCIAL STATEMENTS

On December 7, 1998, Coventry Industries Corp. ("Coventry" or the "Company") consummated an agreement whereby it acquired 80.1% of the issued and outstanding shares of common stock of BSD Healthcare Industries, Inc. ("BSD") in exchange for 946,000 shares of common stock (or approximately 19.95% of Coventry's outstanding common shares). BSD was incorporated in 1989 as a "blind pool" or "blank check" company for the purpose of either merging with or acquiring an operating company. BSD did not conduct any operations of a commercial nature or have any significant activities until February 1, 1998 when it acquired 100% of the common stock of two commonly-controlled companies, Respiratory Care Services, Inc. and RCS Subacute, Inc., which are referred to collectively herein as "RCS." Conventry will account for the acquisition of its 80.1% interest in BSD pursuant to the purchase method of accounting in its historical financial statements effective from December 7, 1998. BSD has accounted for the acquisition of its 100% interest in RCS pursuant to the purchase method of accounting in its historical financial statements effective from February 1, 1998.

Conventry uses June 30th for its fiscal year end. BSD and RCS used December 31st for their fiscal year end. The accompanying unaudited pro forma condensed balance sheet combines the historical unaudited consolidated balance sheet of Coventry and its subsidiaries as of September 30, 1998 and the historical unaudited consolidated balance sheet of BSD and its subsidiaries as of September 30, 1998 as if the acquisition of the 80.1% interest in BSD had been consummated on that date. The accompanying unaudited pro forma condensed statement of operations for the year ended June 30, 1998 combines (i) the historical audited consolidated statement of operations of Coventry and its subsidiaries for the year ended June 30, 1998 (excluding the results of operations that were discontinued by Coventry during 1998) and (ii) the historical unaudited consolidated statement of operations of BSD for the year ended June 30, 1998, which includes the results of operations of RCS for the period from February 1, 1998 (the date of its acquisition) to June 30, 1998, and the historical unaudited combined statement of operations of RCS for the period from July 1, 1997 to January 31, 1998 as if the acquisitions of BSD and RCS had been consummated as of July 1, 1997. The accompanying unaudited pro forma condensed statement of operations for the three months ended September 30, 1998 combines the historical unaudited consolidated statement of operations of Coventry and its subsidiaries and BSD for the three months ended September 30, 1998 (including RCS for the entire period) as if the acquisition of BSD had been consummated as of July 1, 1998.

The accompanying unaudited pro forma condensed combined financial statements are based on the assumptions and adjustments described in the accompanying notes which management believes are reasonable. The unaudited pro forma condensed combined financial statements do not purport to represent what the combined financial position and results of operations actually would have been if the acquisitions referred to above had occurred as of the dates indicated instead of the actual dates of consummation or what the financial position and results of operations would be for any future periods. The unaudited pro forma condensed combined financial statements and the accompanying notes should be read in conjunction with the audited and unaudited historical financial statements of BSD and RCS included elsewhere herein and the audited and unaudited historical financial statements of Coventry included in its annual report on Form 10-KSB for the year ended June 30, 1998 and its quarterly report on Form 10-QSB for the three months ended September 30, 1998 previously filed with the Securities and Exchange Commission which are incorporated herein by reference.

                            COVENTRY INDUSTRIES CORP.

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                               SEPTEMBER 30, 1998
                                   (Unaudited)


                                                        Coventry                                      Historical
                                                       Pro Forma          Pro Forma          -----------------------------
                     ASSETS                             Combined         Adjustments           Coventry            BSD
                     ------                             --------         -----------           --------            ---
Current assets:
     Cash and cash equivalents                          $   238,886                           $    141,910     $    96,976
     Accounts receivable, net                             2,527,398                              1,107,846       1,419,552
     Inventory                                              866,550                                866,550
     Other current assets                                   354,024                                196,581         157,443
                                                        -----------                           ------------      ----------
               Total current assets                       3,986,858                              2,312,887       1,673,971
Property, plant and equipment, net of
     accumulated depreciation                             2,820,927                              2,731,698          89,229
Goodwill, net of accumulated amortization                 2,859,424      $  (57,274) (A)         1,374,154       1,542,544
Other assets                                                633,868                                633,868
                                                        -----------    ------------           ------------      ----------

               Totals                                   $10,301,077      $  (57,274)           $ 7,052,607      $3,305,744
                                                        ===========    ============          =============      ==========

                     LIABILITIES AND
                  STOCKHOLDERS' EQUITY
                  --------------------
Current liabilities:
     Current portion of long-term debt                  $   431,095                           $    431,095
     Notes payable                                          779,386                                497,307     $   282,079
     Accounts payable and accrued expenses                1,722,195                              1,256,554         465,641
     Note payable to former stockholder                     151,524                                151,524
                                                        -----------                           ------------      ----------
               Total current liabilities                  3,084,200                              2,336,480         747,720
Long-term debt, net of current portion                    1,835,048                                335,048       1,500,000
Minority interest                                           123,000      $  123,000  (B)
                                                        -----------      ----------           ------------      ----------
               Total liabilities                          5,042,248         123,000              2,671,528       2,247,720
                                                        -----------      ----------           ------------      ----------

Stockholders' equity:
     Preferred stock                                            146                                    146
     Common stock:
        Coventry (3,032,797 shares out-
           standing; 3,978,797 shares
           to be outstanding)                                 3,979             946  (C)             3,033
        BSD                                                                  (1,751) (C)                             1,751
     Additional paid-in capital                          22,275,791           8,920  (C)        21,398,987         867,884
     Unearned compensation and advertising
        fees                                             (2,311,292)                            (2,311,292)
     Accumulated deficit                                (14,709,795)       (188,389) (C)       (14,709,795)        188,389
                                                        -----------      ----------           ------------      ----------
               Total stockholders' equity                 5,258,829        (180,274)             4,381,079       1,058,024
                                                        -----------      ----------           ------------      ----------

               Totals                                   $10,301,077      $  (57,274)          $  7,052,607      $3,305,744
                                                        ===========      ==========           ============      ==========


See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

                            COVENTRY INDUSTRIES CORP.

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                            YEAR ENDED JUNE 30, 1998
                                   (Unaudited)

                                                                                            Historical       Pro Forma
                                                                                            Coventry            BSD
                                                              Pro Forma                     (July 1,          (July 1,
                                                      -----------------------------          1997 to           1997 to
                                                                                            June 30,           June 30,
                                                        Combined         Adjustments          1998)             1998)
                                                        --------         -----------          -----             -----

Revenue                                                 $12,084,635                         $ 7,869,981        $4,214,654
Cost of revenue                                           8,647,453                           6,532,924         2,114,529
                                                       ------------                         -----------        ----------
Gross profit                                              3,437,182                           1,337,057         2,100,125
                                                       ------------                         -----------        ----------

Selling, general and administrative expenses              4,664,658                           3,282,576         1,382,082
Marketing and public relations                            3,710,714                           3,710,714
Depreciation and amortization                               679,322     $  (78,917) (4)         402,268           355,971
                                                       ------------     ----------          -----------        ----------
      Totals                                              9,054,694        (78,917)           7,395,558         1,738,053
                                                       ------------     ----------          -----------        ----------

Operating income (loss)                                  (5,617,512)        78,917           (6,058,501)          362,072
                                                       ------------     ----------          -----------        ----------

Other income (expense):
    Interest expense                                       (398,032)                           (216,061)         (181,971)
    Other                                                  (724,669)                           (719,984)           (4,685)
                                                       ------------                         -----------        ----------
      Totals                                             (1,122,701)                           (936,045)         (186,656)
                                                       ------------                         -----------        ----------

Income (loss) before provision
    (credit) for income taxes                            (6,740,213)        78,917           (6,994,546)          175,416
Provision (credit) for income taxes                         (79,015)        31,567  (5)        (180,750)           70,168
                                                       ------------     ----------          -----------        ----------
Income (loss) from continuing
    operations                                           (6,661,198)        47,350           (6,813,796)          105,248

Dividends paid                                              114,835                             114,835
                                                       ------------     ----------          -----------        ----------

Income (loss) from continuing operations
    applicable to common stock                         $ (6,776,033)    $   47,350          $(6,928,631)      $   105,248
                                                       ============     ==========          ===========       ===========
Basic loss from continuing operations
    per share                                                $(1.90)                            $(2.64)
                                                             ======                             ======

Weighted average shares outstanding                       3,575,148        946,000  (6)       2,629,148
                                                          =========        =======            =========

                               (RESTUBBED TABLE)

                                                                                   Historical
                                                                         ----------------------------
                                                                             BSD               RCS
                                                                           (July 1,           (July 1,
                                                                           1997 to            1997 to
                                                      Pro Forma            June 30,          January
                                                     Adjustments            1998)            31, 1998)
                                                     -----------            -----             ---------

Revenue                                                                     $1,773,391        $2,441,263
Cost of revenue                                                                836,750         1,277,779
                                                                            ----------        ----------
Gross profit                                                                   936,641         1,163,484
                                                                            ----------        ----------
Selling, general and administrative expenses                                   529,952           852,130
Marketing and public relations
Depreciation and amortization                          $  355,971 (1)
                                                       ----------           ----------        ----------
      Totals                                              355,971              529,952           852,130
                                                       ----------           ----------        ----------

Operating income (loss)                                  (355,971)             406,689           311,354
                                                       ----------           ----------        ----------

Other income (expense):
    Interest expense                                      (96,250) (2)         (57,610)          (28,111)
    Other                                                                      (22,739)           18,054
                                                       ----------           ----------        ----------
      Totals                                              (96,250)             (80,349)          (10,057)
                                                       ----------           ----------        ----------

Income (loss) before provision
    (credit) for income taxes                            (452,221)             326,340           301,297
Provision (credit) for income taxes                       (60,368) (3)         130,536
                                                       ----------           ----------        ----------
Income (loss) from continuing
    operations                                           (391,853)             195,804           301,297

Dividends paid
                                                       ----------           ----------        ----------

Income (loss) from continuing operations
    applicable to common stock                         $ (391,853)         $   195,804       $   301,297
                                                       ==========          ===========       ===========
Basic loss from continuing operations
    per share


Weighted average shares outstanding

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

                            COVENTRY INDUSTRIES CORP.

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      THREE MONTHS ENDED SEPTEMBER 30, 1998
                                   (Unaudited)

                                                        Coventry                                      Historical
                                                       Pro Forma          Pro Forma           ----------------------------
                                                       Combined         Adjustments             Coventry            BSD
                                                       --------         -----------             --------            ---
Revenue                                                 $2,836,156                             $1,615,595       $1,220,561
Cost of revenue                                          1,733,137                              1,150,620          582,517
                                                        ----------                             ----------       ----------
Gross profit                                             1,103,019                                464,975          638,044
                                                        ----------                             ----------       ----------
Operating expenses:
    Selling, general and administrative
       expenses                                            838,344                                516,804          321,540
    Depreciation and amortization                          153,659      $  (19,729) (4)            84,395           88,993
                                                        ----------      ----------             ----------       ----------
           Totals                                          992,003         (19,729)               601,199          410,533
                                                        ----------      ----------             ----------       ----------

Operating income (loss)                                    111,016          19,729               (136,224)         227,511
                                                        ----------      ----------             ----------       ----------
Other expense:
    Interest                                                95,659                                 43,100           52,559
    Other                                                   22,283                                                  22,283
                                                        ----------                             ----------       ----------
           Totals                                          117,942                                 43,100           74,842
                                                        ----------                             ----------       ----------

Income (loss) before provision for
    income taxes                                            (6,926)         19,729               (179,324)         152,669
Provision for income taxes                                                 (61,800) (5)                             61,800
                                                        ----------      ----------             ----------       ----------

Net income (loss)                                           (6,926)         81,529               (179,324)          90,869
Preferred stock dividends                                  (34,875)                               (34,875)
                                                        ----------      ----------             ----------       ----------

Net income (loss) applicable to
    common stock                                        $  (41,801)     $   81,529             $ (214,199)      $   90,869
                                                        ==========      ==========             ==========       ==========

Basic net income (loss) per share                          $  (.01)                                 $(.07)
                                                           =======                                  =====


Weighted average common shares
    outstanding                                          3,978,797         946,000  (6)         3,032,797
                                                         =========         =======              =========


See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

                            COVENTRY INDUSTRIES CORP.

                          NOTES TO UNAUDITED PRO FORMA
                     CONDENSED COMBINED FINANCIAL STATEMENTS



Purchase of BSD by Coventry:

Information with respect to the cost incurred by Coventry to acquire BSD on December 7, 1998 and the expected allocation of such estimated costs in accordance with the purchase method of accounting follows:

   Issuance of 946,000 shares of common stock with an
       estimated fair value of $.875 per share based on
       the market value of Coventry's shares at the
       date of acquisition                                            $ 827,750
   Estimated legal, accounting and other costs related to
       the purchase                                                      50,000
                                                                      ---------
           Total cost to be allocated                                 $ 877,750
                                                                      =========

   Historical carrying value of assets acquired                       3,305,744
   Less carrying value of goodwill                                   (1,542,544)
                                                                      ---------
           Cost allocated to fair value of assets acquired            1,763,200
   Fair value of liabilities assumed                                 (2,247,720)
   Minority interest                                                   (123,000)
   Excess of cost over fair value of net assets acquired allocated
       to goodwill                                                    1,485,270
                                                                      ---------
           Total purchase price allocated                             $ 877,750
                                                                      =========


Pro Forma Adjustments to the Unaudited Condensed Combined Balance Sheet as of September 30, 1998:

(A) To record the net effect of the elimination of the historical net carrying value of BSD's goodwill of $1,542,544 and the allocation of $1,485,270 to goodwill as a result of Coventry's acquisition of BSD.

(B) To record the 19.9% minority interest in BSD.

(C) To record the issuance of 946,000 shares of Coventry common stock issued to acquire 80.1% of the outstanding common stock of BSD at $827,750 based on the market value of Coventry's shares at the date of acquisition and eliminate the historical equity accounts of BSD.

                            COVENTRY INDUSTRIES CORP.

                          NOTES TO UNAUDITED PRO FORMA
                     CONDENSED COMBINED FINANCIAL STATEMENTS




Pro Forma Adjustments to the Unaudited Condensed Combined Statements of Operations for the Year Ended June 30, 1998 and the Three Months Ended September 30, 1998:

(1) To record the amortization of $1,770,858 allocated by BSD to goodwill in connection with the acquisition of RCS for the period from July 1, 1997 to January 31, 1998.

(2) To record the interest at 2.5% above the prime rate on notes payable of $1,500,000 issued by BSD to a bank in connection with the acquisition of RCS for the period from July 1, 1997 to January 31, 1998.

(3) To adjust BSD's pro forma provision for income tax for the period from July 1, 1997 to June 30, 1998 to reflect a 40% effective rate based on the applicable statutory state and Federal income tax rates. No provision was made in the historical statement of operations of RCS for the period from July 1, 1997 to January 31, 1998 because Respiratory Care Services, Inc. and RCS Subacute, Inc. had elected to be treated as "S" corporations.

(4) To adjust Coventry's pro forma combined depreciation and amortization for the net effect of the elimination of the historical net carrying value of BSD's goodwill of $1,542,544 and the allocation of $1,485,270 to goodwill as a result of Coventry's acquisition of BSD. The goodwill resulting from the acquisition of BSD will be amortized over a period of five years.

(5) To adjust Coventry's pro forma provision for income tax for the period from July 1, 1997 to June 30, 1998 to reflect a 40% effective rate based on the applicable statutory state and Federal income tax rates.

(6) To increase the weighted average number of Coventry's shares outstanding based on the assumption that the 946,000 shares issued by Coventry to acquire BSD would have been outstanding during the year ended June 30, 1998 and the three months ended September 30, 1998.